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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-69181) pertaining to the 1998 Management Incentive Plan and the 1998 Non-Employee Directors Stock Option Plan and in the Registration Statement (Form S-3 No. 333-57455) pertaining to the 12 1/2 percent Senior Discount Debentures due 2008 of our reports dated February 14, 2001, with respect to the consolidated financial statements and schedule of Thermadyne Holdings Corporation and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-57457) pertaining to the 9 7/8 percent Senior Subordinated Notes due 2008 of our report dated February 14, 2001, with respect to the consolidated financial statements of Thermadyne Mfg. LLC, each of which are included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ ERNST & YOUNG LLP


St. Louis, Missouri
March 28, 2001